UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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INTAC INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTAC INTERNATIONAL, INC.
Unit 6-7, 32/F., Laws Commercial Plaza

788 Cheung Sha Wan Road

Kowloon, Hong Kong

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 8, 2004

TO THE SHAREHOLDERS:

Notice is hereby given that the Annual Meeting of the Shareholders of INTAC International, Inc. will be held at the Marriott Dallas/Addison Quorum by the Galleria, 14901 Dallas Parkway, Dallas, Texas, 75254, U.S.A., on June 8, 2004 at 9.30 a.m. Dallas time for the following purposes:

1. To elect directors.

2. To ratify the appointment of KBA Group LLP as the independent auditors for INTAC International, Inc. for the year ended December 31, 2004.

3. To consider and act upon any other matters that may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on April 28, 2004 as the record date for determining the shareholders having the right to vote at the meeting or any adjournment thereof. A list of such shareholders will be available for examination by a shareholder for any purpose germane to the meeting during ordinary business hours at the offices of the Corporation at 12221 Merit Drive, Suite 1350, Dallas, TX 75251-2248 U.S.A. during the ten days prior to the meeting.

You are requested to date, sign and return the enclosed proxy which is solicited by the Board of Directors of the Corporation and will be voted as indicated in the accompanying proxy statement and proxy. A return envelope is provided which requires no postage if mailed in the United States. If mailed elsewhere, foreign postage must be affixed.

By order of the Board of Directors

Wei Zhou, Secretary, President and Chief Executive Officer

Dallas, Texas

May 10, 2004

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS OF INTAC INTERNATIONAL, INC. SO THAT THE PRESENCE OF A QUORUM MY BE ASSURED, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, PLEASE COMPLETE AND SIGN THE ACCOMPANYING FORM OF PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.  NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

INTAC INTERNATIONAL, INC.
Unit 6-7, 32/F., Laws Commercial Plaza

788 Cheung Sha Wan Road

Kowloon, Hong Kong

PROXY STATEMENT

FOR ANNUAL MEETING OF SHAREHOLDERS

June 8, 2004

This statement is furnished in connection with the solicitation by the Board of Directors of INTAC International, Inc. (hereinafter “INTAC” or the “Corporation”) of proxies in the accompanying form for the Annual Meeting of Shareholders to be held on June 8, 2004 at 9:30 a.m. and at any adjournment thereof.

This proxy statement and the enclosed form of proxy were first sent to shareholders on or about May 10, 2004.

If the form of proxy enclosed herewith is executed and returned as requested, it may nevertheless be revoked at any time prior to exercise by filing an instrument revoking it or a duly executed proxy bearing a later date.

Solicitation of proxies will be made solely by mail at the Corporation’s expense. The Corporation will reimburse brokerage firms, banks, trustees and others for their actual out-of-pocket expenses in forwarding proxy material to the beneficial owners of its common stock.

As of April 28, 2004, we had 20,189,455 shares of our common stock outstanding, with each holder of common stock entitled to cast one vote for each share of common stock then registered in such holder’s name.  On April 28, 2004, Wei Zhou, our Chief Executive Officer, President and a director, executed a written consent with respect to the 11,950,000 shares of common stock owned by him (representing 59.2% of the total outstanding shares) and voted “for” the election of each of the nominated directors and “for” the ratification of the appointment of KBA Group LLP as the independent auditors for INTAC for the year ended December 31, 2004.

The presence at the meeting, in person or by proxy, of the holders of Common Stock holding in the aggregate a majority of the voting power of the Corporation’s stock entitled to vote shall constitute a quorum for the transaction of business. A plurality of the votes properly cast for the election of directors by the shareholders attending the meeting, in person or by proxy, will elect directors to office. A majority of votes properly cast upon any question other than election of directors shall decide the question. Abstentions and broker non-votes will count for purposes of establishing a quorum, but will not count as votes cast for the election of directors or any other question and accordingly will have no effect.

Shareholders who send in proxies but attend the meeting in person may vote directly if they prefer and withdraw their proxies or may allow their proxies to be voted with the similar proxies sent in by other shareholders.

PROPOSAL 1.

ELECTION OF DIRECTORS

At the 2004 Annual Meeting of Shareholders, a Board of Directors consisting of 7 members will be elected, each director to hold office until a successor is elected and qualified, or until the director resigns, is removed or becomes disqualified.

The members of the Board of Directors have nominated for election the following current directors of the Corporation, with their terms to expire at the Annual Meeting of Stockholders in 2005 or until their successors are elected and qualified.

Wei Zhou

J. David Darnell

Theodore P. Botts

Qi Feng

Kevin Jones

Dr. Heinz-Gerd Stein

Larrie A. Weil

Oliver Samwer and Hans Schuld, who currently serve as directors of the Company, requested not to be nominated in order for them to devote more time to their other business interests.  Certain information with respect to nominees for election as directors is contained in the following table:

DIRECTORS AND EXECUTIVE OFFICERS

The executive officers and directors and their ages are as follows:

Name	Age	Position
Wei Zhou	34	Chief Executive Officer, President, Secretary and Director (Principal Executive Officer)
J. David Darnell	58	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer)
Theodore P. Botts	58	Director
Qi Feng	40	Director
Kevin Jones	55	Director
Oliver Samwer	31	Director (1)
Hans Schuld	56	Director (1)
Dr. Heinz-Gerd Stein	63	Director
Larrie A. Weil	60	Director

(1) Did not stand for re-election.

Wei Zhou has served as our Chief Executive Officer, President and Secretary since October 2001.  Mr. Zhou became a director on October 12, 2001. Mr. Zhou is responsible for all of our day-to-day operations, including developing strategic plans for the business; building relationships and alliances with customers, suppliers and strategic partners; overseeing the sales and marketing activities of the business; and managing the operations of the offices in Hong Kong, China and Germany. From January 1997 through September 27, 2001, Mr. Zhou served as Managing Director of Tai Pan Trading GmbH, a Frankfurt, Germany-based enterprise that distributes mobile telecommunications equipment worldwide.  Mr. Zhou plays a key oversight role in INTAC’s redirection from the traditional distribution of premium brand wireless handsets to its new Internet joint venture, Beijing Intac Purun Educational Development Ltd.

J. David Darnell became our Senior Vice President and Chief Financial Office in June of 2002.  From November 2000 to May 2002, Mr. Darnell served as Senior Vice President and Chief Financial Officer of Nucentrix Broadband Networks, Inc. a publicly held provider of broadband wireless Internet and multichannel video services. Mr. Darnell became one of our directors on October 15, 2001. From 1997 to October 2000, he served as Senior Vice President and Chief Financial Officer of ILD Telecommunications, Inc., a nationwide facilities-based provider of prepaid phone services and telecommunications outsourcing services. From 1993 to 1997, Mr. Darnell was Senior Vice President, Finance and Chief Financial Officer for SA Telecommunications, Inc., a publicly held, full-service interexchange carrier that provided a wide range of telecommunications services. From 1990 to 1993, Mr. Darnell served as Chief Financial Officer of Messagephone, Inc., a telecommunications technology and intellectual property firm. Mr. Darnell is a certified public accountant.

Theodore P. Botts is a Private Financial Advisor, providing strategic and financial advice to individuals and companies since 2000 through his Kensington Gate Capital firm.  Mr. Botts became a director on December 16, 2002.  From 1998 to 2000, he served as the Managing Director for UBS Warburg’s Latin American Corporate Finance, with generalist corporate finance activities.  From 1994 to 1997, he served in a similar position for UBS Securities.  From 1988 to 1993, he was the Managing Director and Head of International Corporate Finance of UBS Limited, managing the group responsible for the development and execution of corporate finance business in Continental Europe.

Qi Feng was co-founder and a non-executive director of Tom.com Ltd (HKSE:8001.HK), the leading Chinese language media group in the Greater China region, and served that company until December 2003. Mr. Feng became a director on March 3, 2004. During his tenure at Tom.com, Mr. Feng managed the company’s online business unit and assisted in its IPO effort. He also successfully led the effort to build the eCommerce infrastructure for Tom.com. Since 1994, Mr. Feng has served as a project director on the board of Horizon Victoria Ltd., a company specialized in investment consulting in mainland China. Mr. Feng received his B.S. in Electrical Engineering from Beijing University of Posts and Telecommunications in 1987.

Kevin Jones is a director of Ermgassen & Co. in London, UK, (www.ermgassen.com), a leading independent investment banking advisory firm focussing on cross-border Mergers & Acquisitions and Corporate Finance.  Mr. Jones became a director on March 3, 2004.  .He is a non-executive director of Foreign & Colonial Pacific PLC and Willoughby Mapping, and an adviser to Hayco Ltd., a Hong Kong consumer goods company, and to a group of Indian companies.  Mr. Jones was a consultant for 25 years.  From 1983 to 1992, he was a partner of McKinsey & Co., based in Tokyo.  From 1992 to 1998, he was a partner of Booz-Allen & Hamilton, responsible for developing the firm’s practice in China, South Korea and Taiwan.  He speaks several languages, including Japanese and Mandarin.

Dr. Heinz-Gerd Stein served as Chief Financial Officer and was a member of the Executive Board of ThyssenKrupp AG in Germany until his retirement in September 2002.  Dr. Stein became a director on December 16, 2002.  Dr. Stein joined Thyssen AG, later known as ThyssenKrupp AG, in 1966 within their tax department and progressed to Head of the Finance Department and ultimately Chief Financial Officer and Member of the Executive Board.  He is a currently a member of the supervisory and advisory boards of several German companies.

Larrie A. Weil is Senior Managing Director of Howard Frazier Barker Elliott, Inc. in Dallas, Texas (www.hfbe.com) and has been a senior executive in major regional investment banking firms for 35 years. Mr. Weil became a director on March 3, 2004. From 1996 to 2002, he was the Executive Vice President and Head of Investment Banking for Southwest Securities, Inc., a publicly traded securities firm that offers a complete range of investment services including access to the capital markets.  In addition, Mr. Weil has served as a director on the boards of public and private companies, as well as on securities industry committees.

BOARD OF DIRECTORS

On March 1, 2004, our Board adopted a resolution which expanded the size of the Board from five members to nine, and appointed Qi Feng, Kevin Jones, Oliver Samwer, and Larrie A. Weil, to fill the vacancies created by the newly created directorships. Qi Feng, Kevin Jones, Oliver Samwer, and Larrie A. Weil., as well as directors Theodore P. Botts, Hans Schuld and  Dr. Heinz-Gerd Stein, are each an independent director both under the criteria set forth in Section 301 of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) as well as under the rules set forth by the National  Association of Securities Dealers and the Nasdaq Stock Market.  Mr. Samwer and Mr. Schuld are not standing for re-election and the board will have two vacancies as a result.  The Board continues to be composed of a majority of independent directors. We do not have a designated compensation committee. Officer compensation decisions are made by the full Board. We established an Audit Committee in December 2002.

Any vacancy occurring on the Board may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by the sole remaining director. During the year ended December 31, 2003, our Board held 10 meetings and took action by unanimous written consent four times. Each of our directors attended at least 75% of the total of all such meetings at the time they were directors. Directors are encouraged but not required to attend annual meetings of the Corporation’s shareholders. We did not hold an annual shareholders meeting in 2003 because our shareholders approved the election of directors by written consent as permitted prior to our listing on the Nasdaq SmallCap Market.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders who wish to communicate with the Board of Directors or a particular director may send a letter to the Secretary of the Corporation at 12221 Merit Drive, Suite 1350, Dallas, TX 75251-2248 U.S.A. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors.

CODE OF ETHICS

Our Board of Directors adopted a Code of Business Conduct for all of our directors, officers and employees and a Code of Ethics for our CEO and Senior Financial Executives in March 2004.  Stockholders may request a free copy of our Code of Business Conduct and Code of Ethics from:

INTAC International, Inc.

Attention:  Senior Vice President and Chief Financial Officer

12221 Merit Drive, Suite 1350,

Dallas, TX 75251-2248, U.S.A.

(1) 469 916 9891

To date, there have been no waivers under our Code of Business Conduct and Ethics.  We will post any waivers, if and when granted, of our Code of Ethics on our website at www.intac-asia.com.

AUDIT COMMITTEE

Our Board established an audit committee on December 16, 2002 and adopted a written charter to govern such committee, a copy of which has been provided as Appendix A to this Proxy Statement and is available on the Company’s website at www.intac-asia.com.    In accordance with the charter, all of the members of the Audit Committee are independent pursuant to Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards and are financially literate and at least one member of the Audit Committee has accounting or related financial management expertise.  The chairman of the audit committee is Mr. Botts.  Dr. Stein is the committee’s financial expert under the criteria set forth in Section 407 of Sarbanes-Oxley.  Mr. Weil will also serve as a member of the Audit Committee in 2004, which is comprised entirely of independent directors in accordance with Section 301 of Sarbanes-Oxley.

The Audit Committee devotes attention to specific subjects and assists the Board in the discharge of its responsibilities.  The Audit Committee recommends to the Board the appointment of the firm selected to serve as the independent auditor for the Company and its subsidiaries and monitors the performance of any such firm. It also reviews and approves the scope of the audit and evaluates, with the independent auditor, the Company’s audit and annual financial statements, reviews with management the status of internal accounting controls, evaluates issues having a potential financial impact on the Company, which may be brought to the Audit Committee’s attention by management, the independent auditors, or the Board, and evaluates public financial reporting documents of the Company. During the fiscal year ended December 31, 2003, the Audit Committee met 6 times.

NOMINATING COMMITTEE

The Board of Directors does not have a nominating committee as director nominations are made by the Board of Directors as a whole. Director nominees are recommended to the full Board of Directors by the Company’s Chairman and Chief Executive Officer, Wei Zhou. In identifying nominees for Director, Mr. Zhou looks for individuals who are shareholder-oriented, possess business savvy and would make a positive contribution to the Company and its shareholders as well as the currently standing Directors. With respect to the selection of Director Nominees at the 2004 Annual Meeting of Shareholders, Mr. Zhou recommends the Board nominate all directors put forward for election, who are currently serving on the Board.

The Company does not have a formal policy by which shareholders may recommend director candidates, but the Board will consider appropriate candidates recommended by shareholders. A shareholder wishing to submit such a recommendation should send a letter to the Secretary of the Corporation at 12221 Merit Drive, Suite 1350, Dallas, TX 75251-2248, U.S.A. The mailing envelope must contain a clear notation that the enclosed letter is a “Director Nominee Recommendation.” The letter must identify the author as a shareholder and provide a brief summary of the candidate’s qualifications. At a minimum, candidates recommended for election to the Board of Directors must be independent pursuant to Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards, financially literate and meet the criteria previously used by Mr. Zhou.

REPORT OF THE AUDIT COMMITTEE

March 24, 2004

To the Board of Directors of INTAC International, Inc.

We have reviewed and discussed the consolidated financial statements of the Corporation and its subsidiaries to be set forth in the Corporation’s 2003 Annual Report to Shareholders and at Item 8 of the Corporation’s Annual Report on Form 10-KSB for the year ended December 31, 2003, with management of the Corporation and KBA Group LLP, independent public accountants for the Corporation.

We have discussed with KBA Group LLP the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” Statement on Auditing Standards No. 99, “Consideration of Fraud in a Financial Statement Audit” and Securities and Exchange Commission rules regarding auditor independence discussed in Final SEC Releases Nos. 33-8183 and 33-8183a.

We have received the written disclosures and the letter from KBA Group LLP required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and have discussed with KBA Group LLP its independence from the Corporation.

Based on the review and discussions with management of the Corporation and KBA Group LLP referred to above, we recommend to the Board of Directors that the Corporation publish the consolidated financial statements of the Corporation and subsidiaries for the year ended December 31, 2003 in the Corporation’s Annual Report on Form 10-KSB for the year ended December 31, 2003 and in the Corporation’s 2003 Annual Report to Shareholders.

It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation’s financial statements are complete and accurate and in accordance with generally accepted accounting principles; that is the responsibility of management and the Corporation’s independent public accountants. In giving its recommendation to the Board of Directors, the Audit Committee has relied on (i) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles and (ii) the report of the Corporation’s independent public accountants with respect to such financial statements.

Submitted by the members of the Audit Committee of the Board of Directors.

Theodore P. Botts, Chairman
Hans Schuld
Dr. Heinz-Gerd Stein

INDEPENDENT PUBLIC ACCOUNTANTS

KBA Group LLP (“KBA”) audited our financial statements for the years ended December 31, 2003 and 2002.  KBA’s report on our 2003 and 2002 Consolidated Financial Statements contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

Representatives from KBA will be present at the Annual Meeting of Shareholders, will be given the opportunity to make a statement if they so desire and will be available to respond to any appropriate questions.

On April 25, 2002, we filed a report on Form 8-K advising that KPMG LLP (“KPMG”), our previous principal accountants, had resigned effective April 18, 2002.  Our Board of Directors began interviewing potential replacements immediately.

On May 15, 2002, after considering numerous potential replacement candidates, our Board of Directors approved King Griffin & Adamson P.C. (“KGA”) as our certifying accountants.

Prior to the appointment of KGA, we never consulted KGA regarding any matter concerning (i) the application of accounting principles to any specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, nor was any written or oral advice provided that KGA concluded was an important factor considered by us in reaching a decision as to an accounting, auditing or financial reporting issue, or (ii) any matter which was the subject of a disagreement with KPMG, the prior certifying accountant or any matter requiring disclosure under the rules pertaining to the use of Form 8-K (“Reportable Events”).  Other than as described below and previously reported in our Form 8-K filed on April 25, 2002, there were no disagreements with KPMG on any matter affecting our consolidated financial statements or any other Reportable Events.

In connection with the audit of our consolidated financial statements as of December 31, 2001 and for the fiscal period ended December 31, 2001, and during the subsequent interim period through April 18, 2002, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of KPMG would have caused it to make reference thereto in connection with its opinion to the subject matter of the disagreement, except as follows: Certain matters involving internal control that KPMG considered to be reportable conditions under standards established by the American Institute of Certified Public Accountants were communicated by KPMG in writing to our Board of Directors on April 11, 2002. This communication indicated that, in the opinion of KPMG, we did not have personnel with adequate knowledge of the SEC’s rules and regulations regarding the application of accounting principles generally accepted in the United States of America and that KPMG recommended that we continue to expand our finance department to include such personnel. We authorized KPMG to respond fully to inquiries of the successor accountant concerning this item. Without agreeing with the conclusions reached in KPMG’s letter dated April 11, 2002, we advised that we have, since the first quarter of 2002, become aware of the need to retain additional senior management personnel with finance and public accounting experience so as to expand these capabilities commensurate with our growth. We hired our Senior Vice President and Chief Financial Officer in June 2002.  Our Board of Directors does not believe that its decision to delay the expansion of its finance department affected the quality of our consolidated financial statements for any period previously reported. We furnished KPMG with a copy of our Current Report on Form 8-K, and KPMG furnished us with a letter dated April 25, 2002 addressed to the Securities and Exchange Commission stating whether or not it agrees with the discussion of the resignation and the disclosures made therein.

On March 1, 2003, we filed a report on Form 8-K advising that King Griffin & Adamson P.C., our principal accountants, had resigned to allow its successor entity, KBA Group LLP, to be engaged as our independent accountants.

AUDIT FEES FOR FISCAL YEAR 2003 and 2002

For the year ended December 31, 2003, KBA billed the Company an aggregate of $68,985 for professional services rendered for the audit of the Company’s 2003 Consolidated Financial Statements and an additional $34,865 for its assistance with the filing of other filings the Company made during 2003 with the Securities and Exchange Commission. KBA also billed the Company $7,500 to file the 2002 tax return.  KBA did not perform any further non-audit related consulting or tax work during 2003 or 2002.  Accordingly, our Board has determined that KBA has retained its independence.

For the year ended December 31, 2002, KBA billed the Company an aggregate of $42,000 for professional services rendered for the audit of the Company’s 2002 Consolidated Financial Statements and an additional $55,258 for its assistance with the filing of other filings the Company made during 2002 with the Securities and Exchange Commission.

KGA also billed the Company $6,100 to file the 2001 and 2000 tax returns, as well as $5,810 for reviewing stock option and employment agreements.  KBA and its predecessor entity KGA did not perform any further non-audit related consulting or tax work during 2002.  For the year ended December 31, 2002, KPMG billed the Company an aggregate of $25,000 for professional services rendered for the inclusion of their 2001 opinion in our Form 10-KSB, filed with the Securities and Exchange Commission. KPMG did not perform any non-audit related consulting or tax work during 2002.  Accordingly, our Board has determined that KPMG has retained its independence.

The services performed by KBA were pre-approved by the Audit Committee in accordance with the pre-approval policy contained in our Audit Committee Charter adopted by the Audit Committee in December 2002.  All fees to KBA were approved by the audit committee.

COMPENSATION OF DIRECTORS

Our bylaws specifically grant our Board with the necessary authority to fix the compensation of the directors. Currently, each non-employee director who serves as a member of our Board of Directors for at least one month during that quarter is entitled to receive a director fee of $5,000, plus $1,000 per meeting attended in person or by telephone (whether of the full Board or a committee thereof).  In addition, each non-employee director serving as a chairperson of any committee of the Board is entitled to receive an additional $1,000 per quarter provided such person serves in such capacity for at least one month during that quarter.

Messrs. Botts and Stein presently serve without compensation.  Mr. Schuld received a total of $7,000 during the fiscal year ended December 31, 2002 in satisfaction of any and all amounts of director compensation and/or expense reimbursement due him for that period.

Notwithstanding the foregoing, prior to Mr. Darnell’s appointment as Senior Vice President and Chief Financial Officer, we entered into a Consulting Services Agreement with Mr. Darnell, one of our directors, pursuant to which he provided certain financial and strategic services to us outside his role as a director.  We paid Mr. Darnell a total of $14,450 and $6,901 during the fiscal years 2002 and 2001, respectively under the terms of his Consulting Services Agreement.

EXECUTIVE COMPENSATION

The following table provides summary information concerning compensation paid by us to our Chief Executive Officer and other executive officers who earned more than $100,000 in salary and bonus for all services rendered in all capacities during the fiscal years 2003, 2002 and 2001 (the “Named Executive Officers”).

Summary Compensation Table (1)

		Annual Compensation					Long Term Compensation
Name and principal position	Year	Salary ($ )		Bonus ($ )		Other Annual Compensation ($ ) (1)	Restricted Stock Awards ($ )		Securities Underlying Options/SARs (#)		All Other Compensation ($ )

Wei Zhou	2003	120,000		—		—	—		—		—
President and Chief	2002	120,000		—		—	—		—		—
Executive Officer	2001	31,614	(2)	—		—	—		—		—

J. David Darnell	2003	175,000		25,000		—	—		—		—
Senior Vice President and	2002	97,222	(3)	13,896	(3)	—	700,000	(4)	300,000	(5)	—
Chief Financial Officer	2001	—		—		—	—		—		—

(1)                                  Other than Mr. Zhou and Mr. Darnell, no other employee of the Company received an annual salary of more than $100,000 in 2003, 2002 and 2001.  In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted for the named executive officers because the aggregate amount of these perquisites and other personal benefits was less than the lesser of $50,000 or 10% of the total of annual salary and bonuses for the named executive officers in 2003, 2002 and 2001.

(2)                                  Mr. Zhou became employed by INTAC International in October 2001. Mr. Zhou’s annualized salary is $120,000.

(3)                                  Mr. Darnell became employed by INTAC International in June 2002. Mr. Darnell’s annualized salary for 2002 was $175,000 with a guaranteed annualized bonus of $25,000.

(4)                                  Mr. Darnell was awarded a restricted stock award of 200,000 shares of the Company’s common stock on July 29, 2002. This restricted stock award vests in three equal annual installments on the first three anniversary dates from the date of grant.  The total market value of the stock award totaled $700,000 at the date of grant.

(5)                                  Mr. Darnell received a stock option to purchase 300,000 shares of the Company’s common stock at an exercise price of $3.50 per share representing the market value on the date of grant under the Company’s “2001 Long Term Incentive Plan” on July 29, 2002. This stock option vests in three equal annual installments on the first three anniversary dates from the date of grant.

Options/SAR Grants

We have never granted any stock appreciation rights (“SARS”).  The following table describes all options to acquire shares of common stock granted to any director or Named Executive Officer during the fiscal year 2003.

Name	Year of grant	Number of Securities and underlying Options / SARS Granted	Percent of Total options / SARS granted to Employees in Fiscal year	Exercise of base price ($ / Share) (2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates at Stock Price Appreciation for Option Term (1)
						5% ($)	10% ($)

Theodore P. Botts	2003	50,000	100%	$9.89	11/3/10	201,500	469,000

There were no options exercised by the Named Executive Officer in fiscal year 2003.

(1)                                  Potential realizable value is based on the assumption that the price of our common stock will appreciate at the rates shown above, compounded annually, from the date of grant until the end of the option term.  The values are calculated according to the rules of the Securities and Exchange Commission, and do not reflect our estimate of future prices of our common stock.

(2)                                  The closing price of our common stock as reported on The Nasdaq SmallCap Market on the date of grant.

(3)                                  This stock option vests and becomes exercisable in three equal annual installments on the first three anniversary dates from the date of grant.  This option also immediately vests and becomes exercisable in the event of a change in control of INTAC, as discussed later in this proxy statement under “2001 Long Term Incentive Plan”.

The following table provides information about the exercise of options to purchase our common stock in 2003, and the number and value of unexercised options, for the Names Executive Officers as of December 31, 2003.  No stock appreciation rights have been granted.

Aggregated Option/SAR Exercises in 2003 and Year-End Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized ($ )	Number of Securities Underlying Unexercised Options/SARs at December 31, 2003 (#) Exerciseable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at December 31, 2003 ($ ) Exercisable/Unexerciseable (1)

J. David Darnell	0	0	100,000/200,000	743,000/1,486,000
Theodore P. Botts	0	0	0/50,000	0/52,000

(1)                                  Based on the closing price ($10.93) of our common stock on December 31, 2003, as reported on The Nasdaq SmallCap Market.

Equity Compensation Plan Information

The following table provides information regarding all equity compensation plans as of December 31, 2003, that provide for the award of securities or grant of options, warrants or rights to purchase securities of INTAC to employees or any other person.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity compensation plans approved by security holders	350,000	$4.41	2,150,000

Equity compensation plans not approved by security holders	—	—	—
Total	350,000	$4.41	2,150,000

Employment contracts

On October 16, 2001, we entered into an employment agreement with Wei Zhou to serve as our Chief Executive Officer and President. The agreement is effective through October 16, 2004 and will automatically renew for successive one-year periods. Under the agreement, Mr. Zhou receives a base salary of $120,000 per year. In addition, Mr. Zhou is entitled to receive an annual bonus at the discretion of the Board. The agreement with Mr. Zhou may be terminated by us at any time for cause. However, if his employment is terminated by us without cause (as such term is defined in the employment agreement) then, we are obligated to pay Mr. Zhou an amount equal to the greater of (a) all amounts that would have been paid had he remained through the then-existing term or (b) an amount equal to 12 months base salary. If Mr. Zhou is terminated for cause, by mutual agreement, or upon death or disability, he will be paid only through the date of termination.

On June 11, 2002, we entered into an employment agreement with J. David Darnell to serve as our Senior Vice President and Chief Financial Officer The agreement is effective through June 11, 2005 and will automatically renew for successive one-year periods. Under the agreement, Mr. Darnell receives a base salary of $175,000 per year and a guaranteed annual cash bonus of $25,000. The agreement with Mr. Darnell may be terminated by us at any time for cause. However, if his employment is terminated by us without cause (as such term is defined in the employment agreement) then, we are obligated to pay Mr. Darnell compensation earned through the date of termination plus an amount equal to 12 months base salary from the date of termination payable as if he had remained an employee of the Company plus the amount of guaranteed annual cash bonus that would have accrued had he remained with the Company through the first anniversary of the date of termination. If Mr. Darnell is terminated for cause, by mutual agreement, or upon death or disability, he will be paid only through the date of termination.

2001 Long Term Incentive Plan

The 2001 Long Term Incentive Plan provides for the granting of stock options for non-employee directors, officers and key employees of, and consultants to, INTAC International, Inc.

Under the 2001 Long Term Incentive Plan, upon a change in control of INTAC, all outstanding stock options will immediately vest and become exercisable and all performance targets relating to outstanding benefits shall be deemed to have been satisfied as of the time of a change in control.  Under the 2001 Long Term Incentive Plan, a “change in control” of INTAC occurs upon any of the four situations:

(i)            any person (other than Wei Zhou or any entity controlled by Wei Zhou) becomes, after the Date of Award, the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended), directly or indirectly, of fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

(ii)           during any period of two (2) consecutive years, individuals, who at the beginning of such period, constitute the Board and any new Director of the Company (other than a Director designated by a person who has entered into an agreement with the Company to effect a transaction described in (i), (iii) or (iv)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the Directors of the Company then still in office who either were Directors of the Company at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

(iii)          a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities or a merger or consolidation primarily effected to change the Company’s jurisdiction of incorporation shall not constitute a Change in Control, and provided further a merger or consolidation in which the Company is the surviving entity (other than as a wholly owned subsidiary of another entity) and in which the Board of Directors of the Company or the successor to the Company after giving effect to the merger or consolidation, is comprised of a majority of members who are either (A) Directors of the Company immediately preceding the merger or consolidation, or (B) appointed to the Board of Directors by the Company (or the Board) as an integral part of such merger or consolidation, shall not constitute a Change in Control; or

(iv)          approval by the stockholders of the Company or any order by a court of competent jurisdiction of a plan of liquidation of the Company, or the sale or disposition by the Company of all or substantially all of the Company’s assets other than (A) the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, at least fifty percent (50%) or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale; or (B) pursuant to a dividend in kind of spin-off type transaction, directly or indirectly, of such assets to the stockholders of the Company.

Notwithstanding the foregoing, a Change in Control of the type described in (ii), (iii) or (iv) above shall be deemed to be completed on the date it occurs, and Change in Control of the type described in (i) above shall be deemed to be completed as of the date the entity or group attaining fifty percent (50%) or greater ownership has elected its representatives to the Board of Directors and/or caused its nominees to become officers of the Company with the authority to terminate or alter the terms of any employee’s employment.

Security Ownership of Certain Beneficial Owners and Management

The following table shows, as of April 28, 2004, the beneficial ownership of INTAC International, Inc. common stock held by (1) each person known to us to be the beneficial owner of more than 5% of our common stock; (2) each director; (3) each Named Executive Officer listed in the Summary Compensation Table included elsewhere; and (4) all directors and executive officers as a group. The address of each executive officer and director is c/o INTAC International, Inc., 12221 Merit Drive, Suite 1350, Dallas, TX 75251-2248 U.S.A..

Name of Beneficial Owners	Number of Shares Beneficially Owned (1)	Percentage of Ownership (2)
Executive Officers and Directors:
Wei Zhou	11,950,000	59.2%
Dr. Heinz-Gerd Stein	600,000	3.0%
J. David Darnell (3)	166,667	*
Theodore P. Botts	—	—
Qi Feng	—	—
Kevin Jones	—	—
Oliver Samwer (5)	—	—
Hans Schuld (5)	—	—
Larrie A. Weil	—	—
All Executive Officers and Directors as a Group (9 persons) (4)	12,716,667	62.5%

* Represents less than 1%

(1)                                Pursuant to the rules of the Commission, a person or group is deemed to have “beneficial ownership” of any shares with regard to which such person or group has or shares voting or investment power or has or shares the right to acquire such share or power within 60 days, such as pursuant to the conversion or exchange of securities or the exercise of stock options or warrants.  For purposed of computing the percentage of outstanding shares held by any person or group of persons, shares which such person or group has the right to acquire within 60 days are deemed to be outstanding for the purpose of computing the percentage ownership of such person or group but are not deemed outstanding for the purpose of computing the percentage ownership of any other person or group.

(2)                                  We have calculated the percentages based on the Company having 20,189,455 shares of common stock outstanding as of April 28, 2004.

(3)                                Represents share issuable upon the exercise of stock options and restricted stock award.

(4)                                Includes 166,667 shares issuable upon the exercise of stock options and restricted stock award.

(5)                                  Did not stand for re-election.

Section 16(a) Beneficial Owner Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s officers and directors, and persons who own more than ten percent of a registered class of the Corporation’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Section 16(a) forms were required for those persons, the Corporation believes that during 2003 all filing requirements applicable to its officers, directors, and greater than ten-percent shareholders were complied with.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF INTAC VOTE FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR.

PROPOSAL 2.

RATIFICATION OF INDEPENDENT AUDITORS

The Board of Directors has selected KBA Group LLP (“KBA”) as the independent auditors of INTAC for the current fiscal year.  INTAC expects that representatives of KBA will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

Stockholders ratification of the selection of KBA as the auditors of INTAC is not required by INTAC’s bylaws or otherwise.  However, the Board of Directors is submitting the selection of KBA to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain the firm.  Even if the selection is ratified, the Audit Committee and the Board of Directors in their discretion may direct the appointment of a different independent accounting firm at any time during the year if they determine that a change would be in the best interest of INTAC and its stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS OF INTAC VOTE FOR THE RATIFICATION OF THE SELECTION OF KBA GROUP LLP AS INTAC’S INDEPENDENT AUDITORS FOR 2004.

OTHER MATTERS

PROPOSALS OF SHAREHOLDERS

Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 2005 Annual Meeting must be received by the Corporation by November 19, 2004. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. It is suggested the proposal be submitted by certified mail — return receipt requested. Shareholders who intend to present a proposal at the 2005 Annual Meeting without including such proposal in the Corporation’s proxy statement must provide the Corporation notice of such proposal no later than February 4, 2005. The Corporation reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

ANNUAL REPORT

A copy of the 2003 Form 10-KSB report as required to be filed with the Securities and Exchange Commission, excluding exhibits, will be mailed to shareholders without charge upon written request to J. David Darnell, Senior Vice President and Chief Financial Officer, 12221 Merit Drive, Suite 1350, Dallas, TX 75251-2248, U.S.A. Such request must set forth a good-faith representation that the requesting party was either a holder of record or a beneficial owner of Common Stock of the Corporation on April 28, 2004.  Exhibits to the Form 10-KSB will be mailed upon similar request and payment of specific fees.  The 2003 Form 10-KSB is also available through the Securities and Exchange Commission’s World Wide Web site (www.sec.gov).

PLEASE READ THIS ENTIRE DOCUMENT.  As of the date of this statement your management knows of no business to be presented to the meeting that is not referred to in the accompanying notice.  As to other business that may properly come before the meeting, it is intended that proxies properly executed and returned will be voted in respect thereof at the discretion of the person voting the proxies in accordance with their best judgment, including upon any shareholder proposal about which the Corporation did not receive timely notice.

Further information is available by request or can be accessed on the Internet.  We are subject to the informational requirements of the Exchange Act, and in accordance therewith, file annual and quarterly reports, proxy and/or information statements and other information with the SEC.  Reports, proxy statements and other information we file can be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or at other Internet sites such as http://www.freeedgar.com.  A copy of any public filing is also available, at no charge, by contacting J. David Darnell at 469-916-9881.

By Order of the Board of Directors

/s/ WEI ZHOU
Wei Zhou, Secretary

Kowloon, Hong Kong
April 28, 2004

EXHIBIT A

INTAC INTERNATIONAL, INC.

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

December 16, 2002

A.            PURPOSE

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of INTAC International, Inc. (the “Company”) is to assist the Board in fulfilling its oversight responsibilities relating to the Company’s financial accounting, reporting, and controls. The Committee’s principal functions are as follows:

•              To monitor the independence and performance of the Company’s independent auditors;

•              To monitor the integrity of the Company’s financial reporting processes and internal control systems; and

•              To provide an avenue of communication among the independent auditors, the Company’s financial and senior management, the internal auditing department and the Board.

In order to serve these functions, the Committee shall have direct access to Company personnel and documents, and shall have authority to conduct any investigation into any matters appropriate to fulfilling its responsibilities. The Committee may retain, at the Company’s expense, special legal, accounting or other consultants or experts of its choice that it deems necessary in the performance of its duties.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine whether the Company’s financial statements are complete and accurate and prepared in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Committee to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations or the Company’s policies and procedures.

B.            MEMBERSHIP

All members of the Committee will be appointed by, and shall serve at the discretion of, the Board, subject to the membership eligibility requirements described below.

The Committee shall consist of at least three members of the Board. Each member shall be an “independent” Board member, as defined in the applicable rules and regulations of the Nasdaq Stock Market (the “Rules”). All members of the Committee shall have the ability to read and understand fundamental financial statements, or become able to do so within a reasonable time after joining the Committee. At least one member of the Committee shall have accounting, financial management or financial oversight experience, as required by the Rules.

C.            RESPONSIBILITIES

The Committee shall have the following responsibilities, and it may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

1.             Responsibilities Relating to Independent Auditors

•              The Committee shall communicate with the Company’s independent auditors about the Company’s expectations regarding the relationship with the auditors, including the auditors’ ultimate accountability to the Board and the Committee.

•              The Committee shall review the independence and performance of the independent auditors, annually recommend to the Board the appointment of the independent auditors when appropriate, or approve any discharge of the auditors when appropriate.

•              In connection with reviewing the independence of the auditors, the Committee shall discuss with the auditors, on an annual basis, all material relationships and professional services provided to the Company by the auditors

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that could impair the auditors’ independence. To facilitate this discussion, the auditors shall, on an annual basis, provide a letter to the Committee describing any such relationships.

•              The Committee shall review the general scope and plan for the independent auditors’ annual audit and review and annually approve, in advance, the fees to be charged by the independent auditors for their auditing services.

•              The Committee shall pre-approve, in accordance with procedures established by the Company from time to time, all non-audit services to be provided by the Company’s independent auditors to the Company and/or any of its subsidiaries. The Committee may delegate the authority to grant such pre-approvals to one or more members of the Committee, provided that the pre-approval decision and related services are presented to the Committee for formal approval at its next regularly scheduled meeting.

•              The Committee shall meet with the independent auditors and financial management of the Company to review the results of the annual audit, including comments or recommendations of the independent auditors outlined in the auditors’ annual management letter.

•              The Committee shall meet at least twice each year with the Company’s independent auditors, without members of management present, to discuss (a) the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel; (b) any significant issues regarding accounting principles, practices and judgments; (c) the cooperation that the independent auditors received during the course of the most recent audit; and (d) any other matters that the Committee deems necessary or advisable in connection with fulfilling its responsibilities.

•              The Company shall adopt a policy that appropriately restricts the hiring of employees of its current and former independent auditors. The Committee shall review this policy from time to time.

•              On at least an annual basis, the Committee will review with the Company’s general counsel (a) any legal matters that could have a material impact on the Company’s financial condition, results of operations or statements of cash flows, (b) the Company’s compliance with applicable laws and regulations and (c) inquiries received from regulators or governmental agencies.

2.             Responsibilities Relating to the Internal Auditors

•              The Committee shall perform an annual review of the work conducted by those officers and directors of the Company responsible for providing internal auditing services (the “Internal Auditors”), including the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors. The Committee shall also annually assess the independence and authority of the Internal Auditors’ reporting obligations.

•              The Committee shall review significant reports prepared by the Internal Auditors, together with management’s responses, and follow-up to these reports.

•              The Committee shall meet at least twice each year with the Company’s Internal Auditors, without members of management present, to discuss any matters that the Committee deems necessary or advisable in connection with fulfilling its responsibilities.

3.             Review Procedures

•              In consultation with management, the independent auditors and the Internal Auditors, the Committee shall consider the integrity of the accounting and financial reporting processes and controls of the Company. This consideration shall encompass (a) meeting periodically with the independent auditors, the Internal Auditors, and financial and accounting personnel to discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures; and (b) reviewing significant findings prepared by the independent auditors and the internal auditors, together with management’s responses.

•              The Committee shall review the annual financial statements contained in the Company’s Form 10-Ks and annual earnings press releases prior to their release to the public. This review shall include (a) discussions with management and the independent auditors concerning any significant issues regarding accounting principles, practices and judgments (including any changes in accounting principles), and (b) discussions with the independent auditors’ concerning their judgments about the quality and appropriateness of the Company’s accounting principles as applied in its

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financial reporting. The annual review shall form the basis for the Committee’s report to be included in the Company’s annual proxy statement in accordance with SEC rules and regulations.

•              The Committee shall perform similar reviews with respect to the Company’s Form 10-Qs and quarterly earnings press releases, and management will provide all information requested by the Committee in order to perform quarterly reviews.

•              The Committee shall review and assess the adequacy of this Charter at least once annually, shall make recommendations to the Board where appropriate to amend this Charter and shall direct the Company to publish the full Charter in its annual proxy statement at least once every three years.

•              The Committee shall review and approve any related party transaction (excluding transactions that are subject to review by the Compensation Committee of the Board). A “related party transaction” is as defined in Item 404(a) of Regulation S-K of the SEC, which governs disclosure of these types of transactions in public company reports.

D.            PROCEDURAL MATTERS

Meetings of the Committee shall be held from time to time as determined by the Board and/or the members of the Committee. The Committee will maintain written minutes of its meetings, which will be filed with the Company’s minute book along with the minutes of the meetings of the Board. The Committee shall periodically report to the Board on significant matters related to the Committee’s responsibilities.

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PROXY

INTAC INTERNATIONAL, INC.

Annual Meeting of Shareholders to be held on June 8, 2004

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints J. David Darnell and Wei Zhou, as proxy, with power of substitution to each proxy and substitute, to vote the Common Stock of the undersigned at the 2004 Annual Meeting of Shareholders of INTAC International, Inc. and at any adjournment thereof, as indicated on the reverse hereof on the proposals for Election of Directors and Ratification of Appointment of KBA Group LLP as independent auditors and as said proxies may determine in the exercise of their best judgment on any other matters which may properly come before the meeting.

IF PROPERLY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NOT SPECIFIED, WILL BE VOTED FOR ELECTING ALL NOMINEES AND FOR RATIFYING THE APPOINTMENT OF KBA GROUP LLP AS INDEPENDENT AUDITORS.

PLEASE SIGN ON REVERSE SIDE AND MAIL PROMPTLY

IN THE ENCLOSED ENVELOPE

SEE REVERSE SIDE	SEE REVERSE SIDE

☒	Please mark votes as in this example.

The Board Recommends a Vote For Item 1.

1. Election of Directors	MARK HERE
Nominees: Wei Zhou, J. David Darnell, Theodore P. Botts, Qi Feng,	FOR ADDRESS	☐
Kevin K. Jones, Dr. Heinz-Gerd Stein, and Larrie A. Weil.	CHANGE AND
NOTE AT LEFT

FOR		WITHHELD		Please sign exactly as your name
ALL		FROM ALL		appears. If acting as attorney,
NOMINEES	☐	NOMINEES	☐	executor, trustee or in representative
capacity, sign name and title.

The Board Recommends a Vote For Item 2.

2. To ratify the appointment of KBA Group LLP as the independent auditors for INTAC International, Inc. for the year ended December 31, 2004.

FOR	☐	WITHHELD	☐	Please sign exactly as your name appears. If acting as attorney, executor, trustee or in representative capacity, sign name and title.

	Signature:	Date

For, except vote withheld from the above nominee(s).	Signature:	Date